UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF l934

BRP Inc.

(Exact name of Registrant as specified in its charter)

Canada	98-0520087
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

726 Saint-Joseph Street Valcourt, Quebec	J0E 2L0
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Subordinate Voting Shares	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-227275

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered consist of subordinate voting shares, no par value (“Subordinate Voting Shares”) of BRP Inc. (the “Registrant”). The description of the Registrant’s Subordinate Voting Shares under the section captioned “Description of the Share Capital of the Company” in the prospectus included in the Registrant’s registration statement on Form F-10 (File No. 333-227275) (the “Registration Statement”), initially filed with the Securities and Exchange Commission on September 11, 2018, as subsequently amended by any amendments to such Registration Statement, is incorporated herein by reference.

Item 2. Exhibits.

Under the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are to be registered on The NASDAQ Stock Market LLC and the securities to be registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Quebec, Province of Quebec, Canada on September 11, 2018.

BRP INC.

By:	/s/ José Boisjoli
Name: José Boisjoli Title: President and Chief Executive Officer